Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 12, 2006, relating to the financial statements of Cirracor, Inc. (formerly known as Full Circle Promotions, Inc.) (a Nevada corporation in the development stage), and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ STONEFIELD JOSEPHSON, INC.

Los Angeles, Ca.

January 9, 2007